UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2013

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)  Effective July 5, 2013, Mr. Joseph A. Boshart retired as the Chief Executive Officer and a director of Cross Country Healthcare, Inc. (“Cross Country” or the “Company”).

(ii)  William J. Grubbs, 55, joined Cross Country in April 2013 as its President and Chief Operating Officer.  Effective, July 5, 2013 he became Chief Executive Officer and President of the Company.

Prior to joining Cross Country, Mr. Grubbs served as Executive Vice President and Chief Operating Officer of TrueBlue, Inc., a staffing company, from October 2012 through March 2013.  From 2005 through 2011 Mr. Grubbs held various senior executive positions with SFN Group, Inc., a staffing company formerly known as Spherion Corporation.  He has 25 years of staffing company experience.  Mr. Grubbs holds a B.S. degree in Computer Science from the University of New Hampshire.

On March 20, 2013, the Company entered into an employment agreement (the “Agreement”) with Mr. Grubbs pursuant to which, on April 1, 2013, Mr. Grubbs initially became President and Chief Operating Officer and a director and agreed that on or before July 31, 2013, Mr. Grubbs would become Chief Executive Officer, replacing Mr. Boshart in such position. The initial term of his Agreement expires on March 31, 2016, subject to automatic renewal for successive one-year terms unless prior to the end of any renewal term either party has given at least 90 days prior written notice of the intention not to renew the Agreement.  Mr. Grubbs’ annual base salary increased to $550,000 on the date he became Chief Executive Officer. The salary is subject to annual review by the Compensation Committee of the Board and Mr. Grubbs is eligible to receive an annual bonus of up to 100% of his annual base salary based on the level of achievement of performance goals to be established by the Compensation Committee.

Mr. Grubbs is eligible to participate in all benefit plans and fringe benefit arrangements available to the Company’s senior executives.   If Mr. Grubbs’ employment is terminated by the Company without cause or Mr. Grubbs terminates his employment for Good Reason (as defined in the Agreement), he will be entitled to a severance payment equal to one year’s base salary plus a pro rata portion of the bonus, if any, earned with respect to the year in which such termination occurred.  The Company also maintains an Executive Severance Policy pursuant to which, subject to executing a release, he is entitled to severance payments and benefits if within 90 days prior to, or within 18 months after, a Change of Control (as defined in the Severance Policy) of the Company, he is terminated without cause or incurs an involuntary termination (i.e. resignation for good reason).  Under the Executive Severance Policy, he is entitled to receive continued base salary for a period of two years following termination, plus two times the amount of his target bonus for the year in which a Change of Control occurs.  In addition, during such periods, the Company would continue to make group health, life or other similar insurance plans available to Mr. Grubbs or his dependents and the Company would pay for such coverage to the extent it paid for such coverage prior to the termination of employment.  Benefits under the Severance Policy are subject to:  (1) the six-month delay under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company; and (3) reduction to avoid any excise tax on “parachute payments” if Mr. Grubbs would benefit from such reduction as compared to paying the excise tax.  On April 1, 2013, Mr. Grubbs was granted restricted shares having a value of $250,000, as well as 50,000 stock appreciation rights.

(iii)  On July 8, 2013, Mr. Nicholas Buscemi III joined the Company as its Chief Accounting Officer.  Mr. Buscemi previously served as Senior Vice President and Chief Accounting Officer of Metropolitan Health Networks, Inc. from October 2002 to June 2013.  Mr. Buscemi earned his Bachelor of Science degree from Dowling College in Accounting and Computer Science in 1986.  He is a Certified Public Accountant.

Mr. Buscemi’s annual base salary is $200,000 and he is eligible to participate in all benefit plans and fringe benefit arrangements available to others commensurate with his position.  If Mr. Buscemi’s employment is terminated by the Company without cause other than in connection with a Change of Control, he will, subject to executing a release, be entitled to one week’s base salary for each full year of continuous service with the Company.  Subject to executing a release, Mr. Buscemi is entitled to severance payments and benefits if within 90 days prior to, or within 18 months after a Change of Control of the Company, he is terminated without cause or incurs an involuntary termination (i.e. resignation for good reason).  Under the Company’s Executive Severance Policy, he is entitled to receive continued base salary for a period of two years following termination, plus two times the amount of his target bonus for the year in which a Change of Control occurs.  In addition, during such periods, the company would continue to make group health, life or other similar insurance plans available to Mr. Buscemi or his dependents and the Company would pay for such coverage to the extent it paid for such coverage prior to the termination of employment.  Benefits under the Severance Policy are subject to:  (1) the six-month delay under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company; and (3) reduction to avoid any excise tax on “parachute payments” if Mr. Buscemi would benefit from such reduction as compared to paying the excise tax.  On July 8, 2013, Mr. Buscemi was granted 9,000 restricted shares, as well as 9,000 stock appreciation rights.

Item 8.01	Other Events

(i)  Incorporated by reference is a press release issued by the Company on July 8, 2013 and attached hereto as Exhibit 99.1 regarding the retirement of Mr. Joseph A. Boshart as the Company’s Chief Executive Officer and a director of the Company, as well as the appointment of William J. Grubbs as the Company’s new Chief Executive Officer and President.  The information is begin furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of such section.

(ii)  Incorporated by reference is a press release issued by the Company on July 8, 2013 and attached hereto as Exhibit 99.2 regarding the Company’s second quarter 2013 earnings release date and conference call information.  The information is begin furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of such section.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1 99.2	Press Release dated July 8, 2013 issued by Cross Country Healthcare, Inc. Press Release dated July 8, 2013 issued by Cross Country Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	July 9, 2013	By:	/s/ William J. Grubbs
Name: William J. Grubbs
Title: Chief Executive Officer and President